UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 25, 2006
                                (Date of Report)

                          REDOX TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                        33-22142                55-0681106
(State or other jurisdiction          (Commission             (IRS Employer
   of incorporation)                   File Number)        Identification No.)

                               3872 ROCHESTER ROAD
                                 TROY, MI 48083
                    (Address of principal executive offices)

                                 (248) 743-0154
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On January 25, 2006, Arthur G. Veenstra resigned as Executive Vice President and Chief Financial Officer of the Registrant. Richard J. Kohl, who is currently the Executive Vice President and Chief Operating Officer of the Registrant was appointed interim Chief Financial Officer. The Registrant will continue to employ Mr. Veenstra at this time, in order to assist in the transition of the financial operations of the Registrant to the interim Chief Financial Officer.

         Mr. Kohl has acted as the Executive Vice President and Chief Operation Officer of the Registrant since December 30, 2005. Since March, 2004, Mr. Kohl has been the Executive Vice President and Chief Operating Officer of Midnight Auto Holdings, Inc., Midnight Auto Franchise Corp., and All Night Auto(R) Stores, Inc. From 1997 to March, 2004 Mr. Kohl was the President and Treasurer of Midnight Auto, Inc. From July, 2000 to March 2004, Mr. Kohl was the President and Treasurer of All Night Auto(R) GPP, Inc. In 1992, Mr. Kohl received a Bachelor's Degree in Accounting from Walsh College. In 1989, Mr. Kohl received his Associate of Science Degree in Accounting and General Business from Macomb Community College.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 30, 2006

                                Redox Technology Corporation



                                By: /S/ NICHOLAS COCCO
                                ------------------------
                                    Name:   Nicholas Cocco
                                    Title: President and Chief Executive Officer